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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 16, 2001, with respect to the financial statements of DonJoy, L.L.C. included in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-68358) and related Prospectus of dj Orthopedics, Inc., for the registration of 10,350,000 shares of its common stock.


    Our audits also included the financial statement schedule of DonJoy, L.L.C. for each of the three years in the period ended December 31, 2000 listed in
Item 16(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /S/ ERNST & YOUNG LLP


San Diego, California
November 7, 2001